Exhibit 23.01

Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-124558, No. 333-170248 and 333-195103) and in the Registration Statement on Form S-3 (No. 333-204119) of Eastman Chemical Company of our report dated February 25, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
Philadelphia, PA
February 25, 2016

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